Security Agreements in substantially the following form secruing indebtedness under the Master Revolving Note (Exhibit 4.5(b)) have been executed by Morgan Drive Away, Inc. Morgan Finance, Inc., TDI, Inc. and Interstate Indemnity Company.

                          KEYBANK NATIONAL ASSOCIATION
                             MORGAN DRIVE AWAY, INC.
                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT ("Agreement") executed and to be effective the 27 day of March, 1997, by MORGAN DRIVE AWAY, INC. ("Company"), whose address is 2746 Old U.S. 20 West, Elkhart, Indiana 46514, to and in favor of KEYBANK NATIONAL ASSOCIATION ("Bank"), whose address is 127 Public Square, Cleveland, Ohio 44114, in consideration of credit extended or to be extended, or financial accommodation given or to be given by Bank to Company, Company agrees with Bank as follows:

         1.0 Grant of Security Interest by Company. Company grants to Bank a continu ing security interest in:

                  (a) All of the Company's accounts (the "Accounts"), which term includes, but is not limited to, the Company's accounts, contract rights, notes, drafts, accep tances and other forms of receivables, now existing and all such as may hereafter come into existence and any security held by the Company for any of the foregoing;

                  (b) All of the Company's inventory (the "Inventory"), which term includes, but is not limited to, all goods, merchandise and other personal property now owned and hereafter acquired by the Company, wherever located, which are held for sale or lease or are furnished or to be furnished under a contract of service and/or raw materials, part, finished goods, work in process and materials used or consumed or to be used or consumed in the Company's business, including all contract rights relating to, and documents representing, the above;

                  (c) All of the  Company's  equipment  now owned and  hereafter acquired (the "Equipment"), which term includes, but is not limited to, all of the Company's machinery, parts, tools, furniture, and accessories, of whatever name, nature, kind or description and wherever located, together with all attachments, additions and accessions thereto, and added and substituted parts, equipment and repairs now or hereafter placed upon such property, whether because of necessary repairs or otherwise;

                  (d) All of the Company's general intangibles now owned and hereafter acquired (the "General Intangibles"), including, but not limited to, (i) all contracts (whether completed or not); (ii) all judgments, patents, trademarks, trade styles, trade or business names, service marks, bids and proposals, logos, copyrights, trade secrets, engineering reports, plans, blueprints, drafting papers, licenses, permits, tax or other refunds, programs, inventions, models, business or technical data, processes, product formulas, mailing and customer lists, books and records (including research and development costs and records and accounting records), and goodwill; (iii) all rights, applications, continuations, renewals, substitutions, improvements, modifications and extensions in any manner related thereto; and (iv) all proceeds and products thereof, including but not limited to all license royalties and royalty rights, payments made under insurance policies, unliquidated claims, publication rights, and proceeds of infringement suits and any other suits;

                  (e) All monies, credits, documents, instruments, chattel paper and other property of any nature whatsoever of the Company now or hereafter in the possession of, in transit to or from, under the custody or control of, or on deposit with (whether held by the Company individually or jointly with another), the Secured Party or any affiliate of the Secured Party, including but not limited to cash collateral accounts; and

                  (f) The proceeds and products of the foregoing in whatever form the same may be, including, but not limited to, proceeds from insurance policies (including, without limitation, proceeds of credit insurance policies).

All of the above property in which a continuing security interest has been granted to Bank by Company is collectively referred to as the "Collateral".

         2.0      Indebtedness Secured by Agreement.

                  2.1 Indebtedness. The continuing security interest granted to Bank by Company in this Agreement is to secure the payment of:

                  All obligations, liabilities and indebtedness of Company to or in favor of Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, liquidated or unliquidated, joint, several or joint and several, due or to become due, now existing or hereafter arising, and howsoever evidenced, including, but not limited to, principal, interest, future advances, any duty to act or refrain from acting, and any and all extensions or renewals of all the foregoing, and all costs and expenses incurred by Bank in collecting any of the foregoing and in protecting or enforcing Bank's rights under this Agreement, including reasonable attorneys' fees (the "Indebtedness").

                  2.2 Note Legends. Each loan or advance made by Bank to Company to be secured hereby, upon request of Bank, may be evidenced by certain Notes of Company to Bank, and all such notes may bear a legend referring to this Security agreement. The omission of the legend from any note shall not affect its secured status and it shall be secured under this Agreement.

                  2.3 Payment of Indebtedness. Company agrees to pay all Indebtedness to Bank when due, whether at maturity or by acceleration, all without relief from valua tion and appraisement laws and with the costs and expenses of collection, and reason able attorneys' fees.

         3.0 Representations and Warranties of Company. Company represents and warrants to Bank the following, all of which shall survive the execution and delivery of this Agreement and the making of any and all extensions of credit and/or granting of financial accommodations secured by this Agreement.

                  3.1 Organization and Location. Company is a corporation duly organized, existing and in good standing under the laws of the State of Indiana and is in good standing as a foreign corporation authorized to do business in each jurisdiction where failure to qualify would have a material adverse effect on Company or Company's business, or any adverse effect on Bank's rights or interests under this Agreement. Company's principle place of business and corporate headquarters is at the address indicated for Company at the beginning of this Agreement, and Company has its sole and only place of business at such address or, if Company has more than one place of business, its chief executive office is at such address.

                  3.2 Authority. Company has incurred the Indebtedness for its business operations, and the Collateral is now or will, when acquired, be only used in such business operations and for no other purpose without the prior written consent of Bank; none of the provisions of this Agreement contravenes or is in conflict with the provisions of any existing loan, loan agreement or other agreement of Company, and Company has taken all necessary action to authorize the Indebtedness, the execution and delivery of this Agreement and all other things, as may be required under this Agreement.

                  3.3 Financial Information. Subject to any limitations stated in or in con nection with them, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce Bank to make extensions of credit and/or financial accommodations to or for the benefit of Company, do and shall fairly represent the financial condition of Company as of the dates indicated and all results of Company's operations for the periods for which they are furnished, and all other information, reports and other papers and data furnished to Bank are or shall be, at the time they are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter. There has been no material adverse change, financial or otherwise, in the condition of Company from the period for which such financial data has been provided and the date of this Agreement, except as disclosed in such data provided to Bank.

                  3.4 No Adverse Litigation or Proceedings. No litigation or proceedings of any governmental body are pending or threatened, to the knowledge of Company against Company, which, if adversely determined, could materially affect the opera tions or properties of Company, or any of the Collateral or the rights or interests of Bank in the Collateral. Company will immediately notify Bank of any litigation or proceedings instituted or threatened after the date of this Agreement.

                  3.5 Agreement  Binding and  Enforceable.  This  Agreement is a
         legal,  valid  and  binding  obligation  of  Company,   enforceable  in
         accordance with its terms.

                  3.6 Collateral Ownership. Company is the sole owner of all existing Collateral and will be the sole owner of all Collateral hereafter arising or acquired.

                  3.7 Collateral Free of Lien. Other than the security interests granted by this Agreement and prior security agreements executed by Company in favor of Bank, all existing Collateral and Collateral hereafter arising or acquired is and shall be free and clear of any security interests, liens, encumbrances, claims or rights of others, and Company does and shall warrant and defend the Collateral against any person, firm or entity claiming an interest in the Collateral adverse to the interest of Bank.

                  3.8 No Conflicting Filing. Other than the filings by First National Bank and Society National Bank, Indiana, predecessors in interest to Bank, no security agree ment, financing statement, or equivalent security or lien document covering all or any part of the Collateral is on file or of record, or will be placed on file or of record, in any public office other than the security interest granted by the Company in favor of Bank.

                  3.9 Validity of Rights to Payment for Collateral. Each Account and other right of payment to Company is and will be a valid, legal and enforceable obligation of the account debtor or other obligor to Company, is not subject to any agreement in which the account debtor or other obligor may claim a deduction or discount, and the amount represented by Company to Bank from time to time as owing by each account debtor or other obligor or by all account debtors and other obligors with respect to the Accounts and other Rights to Payment will at such time be the correct amount actually and unconditionally owing by such account debtors and other obligors.

                  3.10 Location and Use of Collateral. All of the records pertaining to the Collateral are and will be kept at the address of Company indicated at the beginning of this Agreement, and Company will not remove any material part of the Collateral without the prior express written consent of Bank: and the Collateral will only be used for the business operations of Company and in a manner not inconsistent with any of the terms of this Agreement.

                  4.0 Agreements of Company. Company covenants and agrees with Bank from and after the date of this Agreement, and until all of the Indebtedness is fully paid and satisfied and this Agreement is terminated in accordance with paragraph 8.10.

                  4.1 General Protection of Collateral. Company will keep all items of Collateral reasonably protected from the elements and in safe storage places. Company shall not waste or destroy the Collateral or any part of it. Company will comply in all material respects with all rules, regulations, orders, decrees and acts of any governmental authority, and provisions or requirements of all policies of insurance applicable to the Collateral or any part of it, or to Company's operations.

                  4.2 Records and Inspection. Company will keep and maintain satisfactory, accurate and complete records of the Collateral now existing and hereafter arising or acquired, including a record of all payments received and all credits granted with respect to the Collateral, and all other dealings with the Collateral and Company's operations. Company will permit Bank and its designees from time to time upon reasonable request to inspect the Collateral and to inspect, audit and make copies and extracts of all records and other papers in possession of Company or its accountants or other representatives pertaining to the Collateral and the operations of Company and will, upon request of Bank, deliver all such records and papers to Bank. Company will upon request furnish to Bank such balance sheets, earnings statements and other financial data concerning Company's operations as Bank shall require. Company will immediately notify Bank of any event causing a loss or depreciation in the value of the Collateral and of any event pending or threatened affecting the condition of affairs of Company, financial or otherwise, which if adversely determined, could materially adversely affect Company, the operations of Company or the Collateral or other properties of Company. Bank will endeavor not to interfere unreasonably with Company's business in connection with the inspection of records or Collateral.

                  4.3 Taxes and Other Claims. Company will promptly pay when due all taxes, assessments and governmental charges or levies imposed on Company, and/or the Collateral or other properties, or with respect to the income and profits from the Collateral or other properties, including, but not limited to, all income, sales and use, withholding, unemployment and other taxes and assessments, and will promptly pay when due all claims for labor, materials, services and supplies, excepting that any such amount need not be paid if the validity is being contested in good faith by Company in appropriate proceedings, and such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or to the operations of Company, and such amounts have been adequately reserved against in accordance with generally accepted accounting principles or fully bonded.

                  4.4  Insurance.  Company  will  maintain  at all  times,  with respect to Company, its operations and business and the Collateral, fire, extended, all risk, sprinkler leakage, liability, and other risk coverage customarily insured against by persons, firms and entities in operations and businesses similar to that of Company, such coverages, the amounts, terms, form, period of coverage and insuring companies to be satisfactory to Bank. All policies shall contain appropriate loss payable clauses in favor of Bank as its interests may appear and shall provide that no cancellation of coverage shall be effective until at least thirty (30) days after receipt by Bank of written notice from the insuring companies. Company shall inform Bank of any reductions or changes in coverage. Company shall furnish policies, certificates or other evidence satisfactory to Bank of compliance with these insurance provisions. Any sums received as compensation for loss or damage to the Collateral shall be paid to Bank in partial payment of the Indebtedness or, at Bank's option, any part or all of such payments may be used to restore or repair the damage to the Collateral with respect to which the payments are received.

                  4.5      Protection of Claims of Bank's Secured Interest.

                           (1) Except for the security  interest granted herein,
                  Company will not create, permit or suffer to exist, and will take such action as is necessary to remove, and will defend the Collateral against any security interest, lien, encumbrance, claim or other adverse interest in and to the Collateral against all persons, firms and entities, and will defend the right, title and interest of Bank in and to all the Collateral.

                           (2) Company will advise Bank  promptly in  reasonable
                  detail of any security interest, lien, encumbrance, claim or other interest made or asserted in or against any of the Collateral, of any material change in the composition of the Collateral, of any change in the state issuing title to motor vehicles which is Collateral or of any other change in the location of Collateral with an aggregate value in excess of Twenty-Five Thousand Dollars ($25,000.00) in any calendar year, or of any occurrence of any other event which would have a material adverse affect on the value of the Collateral, the security interest created in this Agreement, or Company, its operations and business, or other properties.

                           (3) Company will not sell, transfer or otherwise dispose of or enter into any agreement concerning the sale, transfer or other disposition of any asset or assets which in the aggregate total an amount in excess of Twenty-Five Thousand Dollars ($25,000.00) in any calendar year which constitute Collateral without the written consent of Bank.

                           (4) In any suit, proceeding or action brought by Bank
                  under any Account, other right of payment or General Intangible, for any sum owing, Company will save and hold harmless Bank from any and all expense, loss or damage suffered by reason of any defense, set off, counterclaim, or reduction of liability whatsoever of the obligor arising out of a breach by Company of any obligation.

                           (5) Company shall not change its address without prior written notice to Bank.

                  4.6 Advances by Bank to Protect its Secured Position. Bank may, in its discretion, pay or otherwise discharge taxes, governmental charges, other liens charges and/or encumbrances at any time levied or placed, on or against, any of the Collateral, or on or against Company, its operations or business, or other properties, if Bank determines that such matters could affect the Collateral, or pay or acquire and pay any insurance required under this Agreement, or pay, or procure and pay, any and all costs and expenses for the repair, maintenance and preservation of the Collateral or the other properties of Company. Any and all advances made by Bank for any of these items shall constitute Indebtedness secured by this Agreement and shall bear interest at the same rate as the highest rate provided in any of the notes then outstanding, or if no note is then outstanding but this Agreement has not been terminated as provided in paragraph 8.10, the highest rate permitted by law, and Company shall reimburse and/or pay bank on demand for any payment made, or cost and expense incurred by Bank pursuant to the authorization contained in this paragraph.

                  4.7      Perfection of Security Interests.

                           (l) Company will,  upon request of Bank to secure the
                  payment of the Indebtedness, execute and deliver such financing statements and other documents, including, but not limited to, title to motor vehicles, and pay the reasonable cost of preparation, filing or recording the same, in all public offices deemed necessary by Bank, and do such other acts and things as Bank may, from time to time, request to establish and maintain valid security interests in the Collateral free of all other security interests, encumbrances, liens, claims and rights of third parties whatsoever.

                           (2)  Company  authorizes  Bank to execute and file or
                  record such financing statements or other documents signed only by Bank, as Secured Party, and without the signature of Company in any public office deemed necessary by Bank to perfect or continue the perfection of Bank's security interests in the Collateral.

                  4.8 Assembly of Collateral. Company agrees to assemble and make avail able the Collateral to Bank at such times and such places as may be reasonably desig nated by Bank.

                  4.9      Processing, Sale and Collections

                           (1) Until such time as Bank shall  notify  Company of
                  the revocation of such authority, Company may, in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of service, any of the Inventory normally held by Company for such purpose (a sale in the ordinary course of business does not include a transfer in total or partial satisfaction of a debt), and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by it for such purpose:

                           (2) Company  will,  at its own  expense,  endeavor to
                  collect, as and when due, all amounts due with respect to any Collateral, including the taking of such action with respect to such collection as Bank may reasonably request or, in the absence of such request, as Company may deem advisable:

                           (3) Company may grant, in the ordinary course of business, to any person purchasing goods from Company ("Account Debtor"), any rebate, refund or adjustment to which such Account Debtor may be lawfully entitled, and may accept the return of goods, the sale or lease of which shall have given rise to the obligation of the Account Debtor:

                           (4) Upon written notice from Bank,  Company will upon
                  receipt of all checks, drafts, cash and other remittances in payment of inventory sold or in payment of Accounts Receivable of Company, deposit them in a special collateral account ("Collateral Account") maintained with Bank. Such proceeds shall be deposited in the form received except for the endorsement of Company where required, which endorsement Bank is authorized to make on Company's behalf and shall be held by Bank as security for all Liabilities of Company in favor of Bank;

                           (a) Upon written notice from Bank, Company will deliver to Bank all chattel paper which constitutes proceeds from the sale of Collateral subject to delivery of the proceeds resulting from the sale of such chattel paper which shall be deposited in the Colla teral Account;

                           (b) Company agrees that prior to the time of any deposit or delivery, it will keep segregated any such checks, drafts, cash, chattel paper or other remittances from any of Company's funds or property. Company agrees to hold such checks, drafts, cash, chattel paper or other remittances in trust for the benefit of Bank until delivery or deposit into the Collateral Account. Bank may charge the Collateral Account at any time and, at its sole discre tion, apply the funds in payment of notes executed and delivered by Company pursuant to the provisions of this Agreement, and/or any other Liability of Company in favor of Bank, or upon receipt of a statement duly certified by an authorized officer or agent of Company in the form then specified by or acceptable to Bank, may release funds to the general account of Company.

                  4.10 Payment to Bank by Account Debtors. Company agrees that Bank may, at any time before or after the maturity of any Indebtedness, notify any Account Debtor to make payment directly to Bank of any amounts due or to become due and enforce the collection of any Account by suit or otherwise and surrender, release or exchange all or any part, or compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness under or evidenced by any Account.

                  4.11 Noting Security Interest of Bank on Company's Records. Company will, if requested by Bank, note the security interest of Bank on all records relating to the Collateral.

         5.0 Events of Default. Company will be in default under this Agreement upon the occurrence of any of the following events or conditions, each of which shall constitute an event of default ("Event of Default"):

                  5.1 Default on Indebtedness. Default in the payment or performance, when due or payable of any Indebtedness of Company, or of any accommodation party, endorser, guarantor, or surety for any Indebtedness of Company to Bank.

                  5.2 Default on this or other Agreement. Default under any provision in this Agreement, or in any loan agreement, mortgage, security agreement, guaranty or other instrument or document executed by Company or any accommodation party, endorser, guarantor or surety of any liability of Company to Bank which is not cured or as to which Company has not taken actions satisfactory to Bank within ten (10) days after written notice of such default.

                  5.4 Misrepresentation or False or Misleading Information. The making by Company of any misrepresentation to Bank for the purpose of obtaining credit or an extension of credit or inducing Bank to take any action or refrain from any action or the furnishing of any financial information to Bank which is false or misleading in any material respect.

                  5.5 Failure to Furnish Financial Information or Allow Inspection. Failure of Company after reasonable request by Bank to furnish financial information or to permit the inspection of books and records and/or Collateral.

                  5.6 Injunction or Attachment. Issuance of an injunction against Company or property of Company, or attachment, levy or seizure against property of Company.

                  5.7 Creditors' Proceedings. Calling of a meeting of creditors, appointment of a committee of creditors or liquidating agents, offering of a composition or extension to creditors by, for or of Company.

                  5.8 Insolvency. Insolvency of Company, of any endorser, guarantor or surety for any Indebtedness of Company to Bank or of the grantor of any collateral security for any Indebtedness of Company to Bank.

                  5.9 Change Respecting Company or Others. Such a change in the condition or affairs (financial or otherwise) of Company, of any endorser, guarantor or surety for any Indebtedness of Company to Bank or of the grantor of any collateral security for any Indebtedness of Company to Bank, as in the opinion of Bank impairs Bank's security or increases its risk.

                  5.10 Change respecting Collateral. An agreement to or a sale, transfer or use, or an attempted sale, transfer or use, of the
         Collateral, in contravention of this Agreement: loss, theft, substantial damage, destruction, encumbrance or granting any security interest in the Collateral without the consent of Bank: and the filing of any suit for the purpose of or the making of any attachment, levy or seizure of any of the Collateral.

                  5.11 Insecurity of Bank. Bank reasonably deems itself insecure for any reason whatsoever.

         6.0 Rights and Remedies of Bank. In the Event of Default, Bank shall have all the rights and remedies permitted under the Uniform Commercial Code of Indiana and in effect in each jurisdiction in which Collateral is located, permitted under other laws and authorized under this Agreement, and without limitation of other rights and remedies, the following:

                  6.1 Accelerate Indebtedness. Bank may, without notice or demand, at Bank's option and notwithstanding any time or credit allowed by an instrument evidencing an Indebtedness, accelerate and declare the entire unpaid balance of any and all Indebtedness immediately due and payable.

                  6.2 Take Possession of Collateral. Bank may take possession of the Colla teral and, for that purpose, Bank may enter in or on to any premises on which the Collateral or any part of it may be situated and remove the Collateral or store it on such premises, and if such premises are owned by Company, Bank shall have the right to store any of the Collateral for a reasonable period of time rent-free. If Bank stores Collateral on any premises owned by Company, Bank may segregate such Collateral, lock buildings and do whatever else may be necessary for the preservation or protection of the Collateral, or Bank's rights.

                  6.3 Require Collateral to be Made Available. Bank may require Company to make the Collateral available to Bank at a place to be designated by Bank that is reasonably convenient to Bank and Company.

                  6.4 Preservation of Collateral. Bank may, but in no way is obligated to, take steps to preserve rights in the Collateral against any third party.

                  6.5 Use of Collateral while in Bank's Possession. When in possession of the Collateral, Bank may use it for any purpose or in any manner or cause it to lose its identity without an obligation to account for such use, except when used for a purpose not connected with performing Company's obligations with respect to it, preservation or disposal of the Collateral unless otherwise authorized by law. Bank may use, without charge, any and all equipment, machinery or appliances necessary to unload and remove any Collateral from storage facilities in the event that the removal of the Collateral is necessary for purposes of repossession by Bank to realize on Bank's security interest. The standard of care imposed upon Bank as to the use of the Collateral in its possession is that of a prudent person without any special skill or knowledge.

                  6.6      Collection of Collateral.  Bank may:

                           (1) Notify any party  liable  for  payment  under any
                  Account, Right of Payment, General Intangible, Miscellaneous Property in possession or control of Bank, or Proceeds, including insurance and tort claims, and ask, demand, collect, receive and give acquittances and receipts to such party for any and all monies due or to become due under any such Collateral.

                           (2) Bank  may,  in the name of  Company  or in Bank's
                  name or otherwise, take possession of, endorse and collect all checks, drafts, notes, cash and other remittances due under any Collateral.

                           (3) Bank may commence and prosecute any suits, actions or other proceedings to collect any part or all of the Collateral or to enforce any other rights with respect to the
                  Collateral: defend any suit brought against Company with respect to any Collateral: settle, compromise or adjust any such suit, action or proceeding, and give such discharges and releases as Bank may deem appropriate: sell, transfer, pledge (including executing instruments and other documents), make any agreement with respect to, or otherwise deal, with any of the Collateral as fully and completely as though the Bank was the owner for all purposes: and generally do all acts and things which Bank deems appropriate to protect, preserve, collect and/or realize upon the Collateral and the security interests granted by this Agreement, all as fully and effectively as the Company might do. In connection with the exercise of all these rights and remedies, Company, as a power coupled with an interest, irrevocably appoints Bank as its attorney in fact to exercise any and all rights described in this paragraph 6.6.

                  6.7 Disposition of Collateral on Credit. Bank disposing of Collateral may dispose of it upon credit secured by a security interest in the Collateral taken from the purchaser. Such disposal may be upon such terms and under such a form of security agreement as is customarily employed in such purchases. Bank shall continue to hold a security interest in the proceeds, including cash and non-cash proceeds of the sale, as Proceeds of the Collateral covered by this Agreement.

                  6.8 Sale of Collateral. Unless the Collateral is perishable, threatens to decline speedily in value or of a type customarily sold on a recognized market, Bank shall give Company at least ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition is to be made. Bank may sell any of the Collateral, at public or private sales, or a combination, for cash or on credit as a unit or in lots. The order of sale of times in lots shall be as Bank shall determine. Bank may become purchaser at any sale.

                  6.9 Expenses Incurred in Connection with a Sale of Collateral. Expenses of retaking, holding, preparing for sale, selling or the like shall include Bank's costs, expenses and reasonable attorneys' fees which are secured under this Agreement and all such expenses shall be first paid out of the proceeds of any disposition of Collateral.

                  6.10 Deficiency. Company will pay to Bank upon demand any deficiency on the Indebtedness remaining after any disposition of the Collateral and the application of the proceeds to the expenses described in paragraph 6.9 and in partial satisfaction of the Indebtedness.

                  6.11 Remedies Cumulative. All remedies, to the full extent provided by law, shall be cumulative. Pursuit by the Bank of its judicial or other remedies with respect to part of all of the Indebtedness shall not abate or bar its judicial and other remedies with respect to the Collateral or other portions of the Indebtedness, and pursuit by Bank of its judicial or other remedies with respect to part or all of the Collateral shall not bar its judicial and other remedies with respect to the Indebtedness or other portions of the Collateral.

         7.0 Deposits. Any and all deposits of other sums at any time credited by or due from Bank to Company shall at all times constitute security for any and all Indebtedness and Bank may apply or set off such deposits or other sums against Indebtedness at any time whether or not the Indebtedness is then due or other Collateral is considered by Bank to be adequate.

         8.0      General.

                  8.1 Waivers by Company. Company waives notice of acceptance of this Agreement, presentment, demand, notice of dishonor and protest of any Indebtedness or under this Agreement, notice of loans made or credit extended, Collateral received or delivered or other action taken in reliance on this Agreement, and all other demands and notices of any description whatsoever. With respect to both the Indebtedness and the Collateral, Company assents to any and all extensions, renewals or postponements of the time of payment or any other indulgence, to any substitutions, exchanges, or releases of Collateral, to the additions or releases of any party or person primarily or secondarily liable, to the acceptance of partial payments and the settlement, compromising or adjusting of any of them, all in such manner and at such time or times as Bank may deem advisable. A Company who is or becomes an accommodation party, surety, guarantor or endorser or other person whose obligation is conditioned upon this Agreement waives any requirement of notice of acceptance and defenses arising from releases of, extensions of time to, renewals and alterations of the contract with the principal; from lack of presentment, demand, notice, notice of dishonor and protest of any Indebtedness or under this Agreement: from failure of Bank to proceed with diligence against the principal after notice or under any requirement of law; and from releases of Collateral or other security.

                  8.2 Company not Released. No transfers, renewals, extensions or assign ments of this Agreement or the Indebtedness, or any interest thereunder, and no loss, damage or destruction of the Collateral, and no taking of security in other Collateral shall release Company from this Agreement or the Indebtedness secured under this Agreement.

                  8.3 Waivers of Default by Bank. No waiver of any default by Bank shall be effective, unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.

                  8.4 Delays by Bank. No delay on the part of Bank in the exercise of any right or remedy shall operate as a waiver, and no single or partial release by Bank of any right or remedy shall preclude other or further exercise or the exercise of any other right or remedy.

                  8.5 No Duty of Bank to Act on Collateral. Bank shall have no duty:

                           (1) To take possession of any of the Collateral or to
                  take any action for the care, preservation, protection or insurance of any of the Collateral:

                           (2) To collect,  foreclose on or otherwise realize on
                  the Collateral; or

                           (3) To collect,  foreclose on or otherwise realize on
                  the Collateral in any particular manner, in any particular sequence or at all.

                  8.6 Limitations on the Care, Preservation and Protection of Collateral. Bank shall be deemed to have exercised reasonable care in the care, preservation and protection of any of the Collateral in Bank's possession if it takes action for that purpose as Company requests in writing, but failure of Bank to comply with any such request shall not be deemed a failure to exercise reasonable care, and no failure of Bank to preserve or protect any rights with respect to such Collateral against prior or subsequent parties, or to do any act with respect to the care, preservation or protection of such Collateral not reasonably requested by Company as provided in this paragraph shall be deemed a failure to exercise reasonable care in the care, preservation or protection of such Collateral.

                  8.7 Notices. Any demand upon or notice to Company that Bank may elect to give shall be effective if personally delivered: sent by ordinary mail, certified or registered mail; transmitted by telegraph, wireless or radio company and/or sent by overnight courier addressed to Company at the address identified at the beginning of this Agreement as Company's address or, if Company has notified Bank in writing of a change of address noted in its records, to Company's last address so notified. Demands or notices addressed to Company's address at which Bank customarily communicates with Company shall also be effective. Notices and demands of Bank to Company shall be effective upon their personal delivery, mailing, transmission, or delivery to an overnight courier, as the case may be, whether or not actually received by Company.

                  8.8 Joint and Several Obligation of Company. If there is more than one company, the obligations of each and every company under this Agreement are joint and several.

                  8.9 Transfers of Indebtedness or Collateral. If at any time or times by assignment or otherwise Bank transfers any part of the Indebtedness or Collateral, such transfer shall carry with it the Bank's power and rights under this Agreement with respect to the part of the Indebtedness or Collateral transferred and the transferee shall become vested with such powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Bank retains any other part of the Indebtedness or Collateral, Bank will continue to have the rights and powers in this Agreement set forth by Company with respect to the same.

                  8.10 Termination by Company and Effect. Provided that all Indebtedness secured under this Agreement shall have been paid in full and there shall be no commitments by Bank to extend credit or grant financial accommodation to be secured by this Agreement, whether to Company or any other party whose Indebtedness is to be secured by this Agreement, Company may terminate this Agreement and the security interest in the Collateral granted by this Agreement, by giving written notice to Bank, actually received by Bank and acknowledged in writing by an officer of Bank, that Company is terminating this Agreement. Otherwise, even though no Indebtedness is outstanding at the time, this Agreement shall continue in full force and effect to secure credit which may be extended or financial accommodations which may be given by Bank to Company. No notice of termination shall in any way effect this Agreement or any transactions entered into, Indebtedness incurred by Company, or rights and powers created in favor of Bank prior to the receipt of notice of termination given in accordance with this subparagraph.

                  8.11 Meaning of the Term Insolvency. "Insolvency" of Company, or any other person or entity, means that there shall have occurred with' respect to Company, or such person or entity, one or more of the following events: death, dissolution, termination of existence, insolvency, inability to pay debts as they come due, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of Indebtedness, reorganization, composition, or extension, by or against, Company, or such person or entity.

                  8.12 Titles in Agreement. Titles of the several paragraphs and subparagraphs of this Agreement are for convenience of reference only and do not have any substantial effect or limit the contents of such paragraphs.

                  8.13 Participations. Company consents to the assignment or granting of participation interests in all or part of the Indebtedness and the Collateral.

                  8.14 Form of Words. When applicable, use of the singular form of any word shall also mean or apply to the plural, and the masculine form shall mean and apply to the feminine or the neuter.

                  8.15 Severability of Agreement. If and to the extent that applicable law confers any rights or imposes any duties inconsistent with or in addition to any of the provisions of this Agreement, the affected provisions shall be amended to conform to such law, and if any provision of this Agreement shall be invalidated, all other provi sions shall remain in full force and effect.

                  8.16 Successors and Assigns. All rights of Bank shall inure to the benefit of its successors and assigns, and obligations of Company shall bind the Company's successors and assigns.

                  8.17 Governing Law. This Agreement and all rights and obligations under it, including matters of construction, value and performance, shall be governed by the Uniform Commercial Code, as amended from time to time, in effect in the State of Indiana and by other applicable laws of the State of Indiana.

         EXECUTED AND DELIVERED by Company and Bank to be effective as of the date first written above.
                                    COMPANY:
                             Morgan Drive Away, Inc.


                                   By:/s/ Richard B. DeBoer
                                   ------------------------------------------
                                   (Signature)

                                   Richard B. DeBoer, Chief Financial Officer
                                             and Treasurer
                                   ------------------------------------------
                                    (Typed or Printed Name and Office)



                                 BANK:
                                 KeyBank National Association

                                 By:_________________________________________
                                   (Signature)

                                    ------------------------------------------
                                    (Typed or Printed Name and Office)






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